Exhibit 10.1

SECOND AMENDMENT AND LIMITED WAIVER TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT

TO WARRANTS

THIS SECOND AMENDMENT AND LIMITED WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO WARRANTS (hereinafter, this “Amendment”) made as of this 1st day of January, 2004 by and among:

WORKFLOW MANAGEMENT, INC. (“Workflow” or the “Borrower”), a Delaware corporation and DATA BUSINESS FORMS LIMITED (“DBF”), a corporation organized and existing under the laws of Ontario;

FLEET NATIONAL BANK, as administrative agent for itself and the other Lenders hereto (the “Agent”);

BANK ONE, N.A., as syndication agent, and BANK OF AMERICA, COMERICA BANK and UNION BANK OF CALIFORNIA, N.A., as co-agents for the Lenders; and

FLEET NATIONAL BANK, BANK ONE, N.A., BANK OF AMERICA, COMERICA BANK, UNION BANK OF CALIFORNIA, N.A., NATIONAL CITY BANK, LASALLE BANK NATIONAL ASSOCIATION, and CHEVY CHASE BANK, F.S.B. (together with such other lending institutions from time to time party hereto, the “Lenders”).

Background

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of January 15, 2003 (as heretofore amended and in effect on the date hereof, the “Credit Agreement”) by and among the Agent, the Lenders, Workflow and DBF. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower has requested that the Agent and the Lenders amend, and temporarily waive compliance with, certain provisions of the Credit Agreement, and the Agent and the Lenders have agreed to do so, but only upon the terms and conditions set forth herein. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, DBF, the Guarantors, the Agent and the Lenders agree as follows:

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Paragraph 5, below, from and after January 1, 2004 (the “Second Amendment Date”), the Credit Agreement is hereby amended as follows:

(a) The following section is inserted into the Credit Agreement as Section 1.09(j):

“(j) Interest shall continue to accrue upon the unpaid principal amount of each Revolving Loan, Term A Loan, and Term B Loan at the rates set forth in Sections 1.09(a)-(e) above, as applicable (the “Accrual Rates”). However, from January 1, 2004 until the Deferral Termination Date, Workflow shall pay interest in respect of the unpaid principal amount of each Revolving Loan, Term A Loan, and Term B Loan at the following rates (the “Pay Rates”):

(i) in respect of the unpaid principal amount of each Loan which is a Base Rate Loan, at a rate per annum equal to the aggregate of the Base Rate plus 0.5 percent.

(ii) in respect of the unpaid principal amount of each Loan which is a Eurodollar Loan, at a rate per annum equal to the aggregate of the Eurodollar Rate plus 2.0 percent.

(iii) in respect of the unpaid principal amount of the Term B Loan, at a rate per annum equal to the aggregate of the Eurodollar Rate plus 2.0 percent.

Interest which has accrued upon the Loans from January 1, 2004 through the Deferral Termination Date equal to the difference between the amount of interest accruing at the Accrual Rates and the amount of interest paid at the Pay Rates (hereinafter, the “Interest Accrual”), shall be due and payable upon the earlier of (1) the occurrence of an Event of Default, or (2) the Deferral Payment Date. Notwithstanding the foregoing, provided that no Event of Default has occurred, and on or before the Deferral Payment Date (x) all Obligations have been irrevocably paid in full, (y) all commitments of the Agent and the Lenders to make Loans and to issue Letters of Credit have been terminated, and (z) the Agent has received (i) cash and/or Cash Equivalents to be held as collateral, or (ii) a standby letter of credit or standby letters of credit in form and substance reasonably satisfactory to the Agent issued by a bank reasonably acceptable to the Agent naming the Agent as beneficiary, in each case in an amount equal to the Letter of Credit Outstandings at such time, then, subject to the provisions of Section 3.04, the Lenders shall waive the Interest Accrual. From and after the Deferral Termination Date, interest shall accrue and be paid in accordance with Sections 1.09(a)-(e).”

(b) Section 3.01(a)(ii) of the Credit Agreement is hereby deleted in its entirety, and the following inserted in its place:

“(ii) Workflow agrees to pay to the Agent for the pro rata account of each of the Lenders a maintenance fee (the “Maintenance Fee”) on January 31, 2004, March 31, 2004, April 30, 2004, and on July 31, 2004, each in an amount equal to the Applicable Maintenance Fee Percentage times the sum of (A) the Total Revolving Commitment (or if the Revolving Commitments have been terminated, then the aggregate outstanding balance of the Revolving Loans) on that date and (B) the aggregate outstanding balance of the Term Loans on that date. Each of the Maintenance Fees shall be fully earned as of the date due. The Applicable Maintenance Fee Percentage shall mean the following percentage for the Maintenance Fees due on the following dates:

Due Date:	Percentage:
1/31/04	0.5%
3/31/04	1.0%
4/30/04	0.5%
7/31/04	1.0%

Notwithstanding the above, the Agent and the Lenders agree to defer the payment of the Maintenance Fee due on January 31, 2004 and, if the Deferral Payment Date is extended to April 30, 2004, the Maintenance Fee due on March 31, 2004 (collectively, the “Deferred Maintenance Fees”) until the earlier of (1) the occurrence of an Event of Default, or (2) the Deferral Payment Date. Further, provided that no Event of Default has occurred, and on or before the Deferral Payment Date (x) all Obligations have been irrevocably paid in full, (y) all commitments of the Agent and the Lenders to make Loans and to issue Letters of Credit have been terminated, and (z) the Agent has received (i) cash and/or Cash Equivalents to be held as collateral or (ii) a standby letter of credit or standby letters of credit in form and substance reasonably satisfactory to the Agent issued by a bank reasonably acceptable to the Agent naming the Agent as beneficiary, in each case in an amount equal to the Letter of Credit Outstandings at such time, then, subject to the provisions of Section 3.04, the Lenders shall waive the Deferred Maintenance Fees and the Maintenance Fee due on April 30, 2004.”

(c) The following sections are inserted into the Credit Agreement as Sections 3.03(j), 3.03(k) and 3.03(l):

“(j) On or before January 31, 2004, the Borrowers shall pay an amount equal to 0.5% times the sum of (A) the Total Revolving Commitment (or if the Revolving Commitments have been terminated, then the aggregate outstanding balance of the Revolving Loans) on that date and (B) the aggregate outstanding balance of the Term Loans on that date, to the Agent to be applied in reduction of the principal installments of the Term A Loans in inverse order of maturity.

(k) On or before March 31, 2004, the Borrowers shall pay an amount equal to 1.0% times the sum of (A) the Total Revolving Commitment (or if the Revolving Commitments have been terminated, then the aggregate outstanding balance of the Revolving Loans) on that date and (B) the aggregate outstanding balance of the Term Loans on that date, to the Agent to be applied in reduction of the principal installments of the Term A Loans in inverse order of maturity.

(l) From January 1, 2004, until the Deferral Termination Date, on the last business day of each month, the Borrowers shall pay an amount equal to the Interest Accrual for that month to the Agent to be applied in reduction of the principal installments of the Term A Loans in inverse order of maturity.”

(d) The following section is inserted into the Credit Agreement as Section 3.04:

“3.04	Adjustment of Amount of Interest Accrual and Deferred Maintenance Fees Waiver. Upon the date of any waiver by the Agent and the Lenders of the Interest Accrual and Deferred Maintenance Fees in accordance with Sections 1.09(j) and 3.01(a)(ii), respectively, the amount of the Interest Accrual and Deferred Maintenance Fees to be waived shall be reduced by an amount equal to the difference between (a) $154,150,000, and (b) the Borrower’s Net Debt (as defined in the Merger Agreement), but in no event less than $0.00.

Any portion of the Interest Accrual and the Deferred Maintenance Fees remaining unwaived after adjustment pursuant to this Section shall be immediately paid by the Borrowers.”

(e) The following section is inserted into the Credit Agreement as Section 9.12:

“9.12	Merger Agreement. The Borrower shall fail: (a) to file a preliminary proxy statement with the SEC with respect to a stockholders meeting to vote on the Merger Agreement on or before February 13, 2004, or (b) to file a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the transaction contemplated by the Merger Agreement on or before February 13, 2004, or (c) any termination of the Merger Agreement by any party for any reason under Section 8.1 of the Merger Agreement or otherwise.”

(f) The following definition is hereby inserted into Section 10 of the Credit Agreement after the definition of “Accounts” and prior to the definition of “Additional Subordinated Indebtedness”:

“Accrual Rates” shall have the meaning provided in Section 1.09(j).”

(g) The following definitions are hereby inserted into Section 10 of the Credit Agreement after the definition of “Defaulting Lender” and prior to the definition of “Dividends”:

“Deferral Payment Date” means March 31, 2004, provided, however, that if (a) the SEC has notified the Borrower that it intends to review the Proxy Statement (as defined in the Merger Agreement), (b) the Borrower has received a request for additional information under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the waiting period under such Act has otherwise not expired prior to March 31, 2004, or (c) the closing date of the merger contemplated by the Merger Agreement is extended beyond March 31, 2004 as a result of matters beyond the control of the Borrower, then the Deferral Payment Date shall mean April 30, 2004.

“Deferral Termination Date” means the earlier of (a) March 31, 2004, or (b) the date on which the sum of the Interest Accrual plus the amount of the Maintenance Fee due on January 31, 2004 equals $1,700,000.00.

“Deferred Maintenance Fees” shall have the meaning provided in Section 3.01(a)(ii).”

(h) The following definition is hereby inserted into Section 10 of the Credit Agreement after the definition of “Intercompany Note” and prior to the definition of “Interest Period”:

“Interest Accrual” shall have the meaning provided in Section 1.09(j).”

(i) The following definition is hereby inserted into Section 10 of the Credit Agreement after the definition of “Maximum Swingline Amount” and prior to the definition of “Minimum Borrowing Amount”:

“Merger Agreement” means the Agreement and Plan of Merger dated January 30, 2004 by and among the Borrower, WF Holdings, Inc., and WFM Acquisition Sub, Inc. as in effect as of January 30, 2004, without giving effect to any subsequent amendment or modification.”

(j) The following definition is hereby inserted into Section 10 of the Credit Agreement after the definition of “Payment Office” and prior to the definition of “PBGC”:

“Pay Rates” shall have the meaning provided in Section 1.09(j).”

(k) The following definitions are hereby inserted into Section 10 of the Credit Agreement after the definition of “SEC” and prior to the definition of “Section 4.04(b)(ii) Certificate”:

“Second Amendment Date” means January 1, 2004.”

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of the Second Amendment Date.”

2.Amendment to Warrants. Subject to the satisfaction of the conditions set forth in Paragraph 5, below, from and after the Second Amendment Date, the Warrants are hereby amended as follows:

(a) Paragraph 5(b) of Schedule “A” of each Warrant is hereby deleted in its entirety, and the following is inserted in its place:

“(b) Commencement Date” means March 31, 2004, unless the Deferral Payment Date (as defined in the Credit Agreement) is extended to April 30, 2004, then April 30, 2004.

(b) The following paragraph is inserted into Schedule “A” of each Warrant as Paragraph 6:

“6.	Notwithstanding the above, if on or before the Commencement Date (x) all Obligations (as defined in the Credit Agreement) have been irrevocably paid in full, (y) all commitments of the Agent and the Lenders to make loans and to issue letters of credit have been terminated, and (z) the Agent has received (i) cash and/or Cash Equivalents (as defined in the Credit Agreement) to be held as collateral or (ii) a standby letter of credit or standby letters of credit in form and substance reasonably satisfactory to the Agent issued by a bank reasonably acceptable to the Agent naming the Agent as beneficiary, in each case in an amount equal to the Letter of Credit Outstandings (as defined in the Credit Agreement) at such time, then all unexercised Warrants, and all Warrants which have not yet become exercisable shall become non-exercisable, void, and of no further force and effect.”

3. Limited Waiver. Subject to the satisfaction of the conditions set forth in Paragraph 5, below, for the period commencing on the Second Amendment Date and ending on the Waiver Termination Date (as defined below) (the “Limited Waiver Period”), the Agent and the Lenders hereby waive compliance by the Borrower with the provisions of Sections 8.09, 8.10, and 8.14. The foregoing waiver shall not apply to any other provision of the Credit Agreement, and shall terminate on the earlier to occur of the following (the “Waiver Termination Date”): (a) March 31, 2004, unless the Deferral Payment Date is extended to April 30, 2004, in which case, April 30, 2004, or (b) the occurrence of a Default or an Event of Default under the Credit Agreement. From and after the Waiver Termination Date, any Default and/or Event of Default arising as a result of the Borrower’s failure to comply with the provisions of Sections 8.09, 8.10, and 8.14 shall be reinstated and shall be an immediate Event of Default for all purposes of the Credit Agreement and the other

Credit Documents. The Agent and the Lenders expressly reserve all rights and remedies available to them from and after the Waiver Termination Date as a result of any such Events of Default.

4. Consent to Merger Agreement. Subject to the satisfaction of the conditions set forth in Paragraph 5, below, the Agent and the Lenders hereby consent to the Borrower’s entering into, and performing all of its obligations under, the Merger Agreement (notwithstanding anything to the contrary contained in the Credit Agreement and notwithstanding the existence of any Events of Default thereunder at any time). Nothing contained in this Paragraph is intended to be, nor shall be construed as, an agreement by the Agent and/or the Lenders to release their security interests and/or liens in the assets of the Credit Parties until irrevocable payment in full of all Obligations, or a waiver by the Agent and the Lenders of their right to require payment in full of the Obligations upon the consummation of the transaction contemplated by the Merger Agreement.

5. Condition to Effectiveness. The amendments set forth in this Amendment shall become effective upon the satisfaction of the following conditions: (a) The Borrowers shall have paid all reasonable expenses of the Agent, the Agent’s counsel and their respective professional advisors through the date of closing on this Amendment.

(b) No Events of Default shall have occurred.

(c) All non-management members of the Board of Directors of Workflow shall have voted unanimously in favor of entering into the Merger Agreement.

(d) The Agent shall have received a copy of this Amendment, and all other documents, instruments, and agreements required in connection therewith, or relating thereto, duly executed by the Borrower, each of the Guarantors, the Agent and each of the Lenders.

(a) Paragraph 5(b) of Schedule “A” of each Warrant is hereby deleted in its entirety, and the following is inserted in its place:

e) The Agent shall have received evidence of appropriate corporate or other entity approvals and other evidence of the enforceability of this Amendment (including, without limitation, such opinions of counsel as the Agent and the Lenders may reasonably require), in each case satisfactory to the Agent in form and substance.

(f) The Agent shall have received all other documents, instruments, and agreements required in connection herewith, or relating hereto, as the Agent or its counsel may reasonably request.

6. No Present Claims. The Borrower and the Guarantors acknowledge and agree that, based upon the facts and circumstances existing as of the date hereof: (i) the Borrower and Guarantors have no claim or cause of action against any of the Lenders or the Agent (or any of their directors, officers, employees, agents or affiliates); (ii) the Borrower and the Guarantors have no offset right, counterclaim or defense of any kind against any of the Obligations, indebtedness or liabilities to the Lenders and the Agent; and (iii) each of the Lenders and the Agent has heretofore performed and satisfied in a timely manner all of its obligations to the Borrower, and the Guarantors, if any. The Lenders and the Agent wish (and the Borrower and Guarantors agree) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of their rights, interests, contracts, collateral security or remedies.

Therefore, the Borrower and the Guarantors unconditionally release, waive and forever discharge (a) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any of the Lenders or the Agent to the Borrower and the Guarantors, except the obligations to be performed by the Lenders or the Agent hereafter as expressly stated in this Agreement and the other Credit Documents, and (b) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which the Borrower and/or Guarantors might otherwise have against any of the Lenders or the Agent or any of their directors, officers, employees, agents or affiliates for their respective actions or omissions occurring prior to the date hereof, in either case (a) or (b) above, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof.

7. Representations and Warranties. The Borrower hereby affirms and reaffirms that all representations and warranties contained in the Credit Agreement, as amended hereby, and in the other Credit Documents are true and correct in all material respects as of the Second Amendment Date.

8. Miscellaneous. No waiver or amendment contained herein shall be deemed to imply any willingness of the Agent or the Lenders to agree to, or otherwise prejudice any rights of the Agent or the Lenders with respect to, any similar waivers, amendments or agreements that may be requested for any future period. This agreement shall constitute a “Credit Document”. Except as specifically waived or amended hereby, each of the terms and conditions of the Credit Agreement and the other Credit Documents are hereby ratified and confirmed and shall remain in full force and effect. Nothing contained herein shall in any way prejudice, impair or effect any rights or remedies of the Lenders or the Agent under the Credit Agreement and the other Credit Documents.

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

THIS AMENDMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS OF LAW).

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IN WITNESS WHEREOF, this Second Amendment and Limited Waiver to Second Amended and Restated Credit Agreement and Amendment to Warrants has been executed as a sealed instrument as of the 1st day of January, 2004.

FLEET NATIONAL BANK, as Agent and as a Lender

By:	/s/ Fleet National Bank

Name: Title:

BANK ONE, N.A.

By	/s/ Bank One, N.A.

Name: Title:

COMERICA BANK

By	/s/ Comerica Bank

Name: Title:

BANK OF AMERICA

By	/s/ Bank of America

Name: Title:

UNION BANK OF CALIFORNIA, N.A.

By	/s/ Union Bank of California, N.A.

Name: Title:

NATIONAL CITY BANK

By	/s/ National City Bank

Name: Title:

LASALLE BANK NATIONAL ASSOCIATION

By	/s/ Lasalle Bank National Association

Name: Title:

CHEVY CHASE BANK, F.S.B.

By	/s/ Chevy Chase Bank, F.S.B.

Name: Title:

WORKFLOW MANAGEMENT, INC.

By /s/ Michael L. Schmickle

Name: Michael L. Schmickle Title: Executive Vice President

DATA BUSINESS FORMS LIMITED

By /s/ Michael L. Schmickle

Name: Michael L. Schmickle Title: Vice President

ACKNOWLEDGED AND AGREED: WORKFLOW DIRECT, INC.

By /s/ Michael L. Schmickle

Name: Michael L. Schmickle Title: Vice President

WORKFLOW SOLUTIONS, LLC

By /s/ Michael L. Schmickle

Name: Michael L. Schmickle Title: Vice President

SFI OF PUERTO RICO, INC.

By /s/ Michael L. Schmickle

Name: Michael L. Schmickle Title: Vice President

WORKFLOW MANAGEMENT ACQUISITION II CORP.

By /s/ Michael L. Schmickle

Name: Michael L. Schmickle Title: Vice President

WFMI, INC.

By /s/ Michael L. Schmickle

Name: Michael L. Schmickle Title: Vice President

WORKFLOW OF FLORIDA, INC.

By /s/ Michael L. Schmickle

Name: Michael L. Schmickle Title: Vice President

DIRECTPRO LLC

By /s/ Michael L. Schmickle

Name: Michael L. Schmickle Title: Vice President

DIRECTPRO WEST, LLC

By /s/ Michael L. Schmickle

Name: Michael L. Schmickle Title: Vice President

UNITED ENVELOPE, LLC

By /s/ Michael L. Schmickle

Name: Michael L. Schmickle Title: Vice President

FREEDOM GRAPHIC SERVICES, INC.

By /s/ Michael L. Schmickle

Name: Michael L. Schmickle Title: Vice President

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